Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, Strome Investment Management, LP, Strome Group, Inc. and Mark E. Strome agree separately with Strome Mezzanine Fund, LP and Strome Mezzanine Fund II, LP to the joint filing on behalf of each of them a statement on Schedule 13D/A (including amendments thereto, if any) with respect to the shares of common stock of Zivo Bioscience, Inc., a Michigan corporation, and that this Agreement may be included as an Exhibit to such joint filing.

Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D/A and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of December 31, 2024.

/s/ Mark E. Strome
Mark E. Strome

Strome Group, Inc.

By:	/s/ Mark E. Strome
Name:	Mark E. Strome
Its:	President

Strome Investment Management, LP

By:	Strome Group, Inc.
Its:	General Partner

By:	/s/ Mark E. Strome
Name:	Mark E. Strome
Its:	President

Strome Mezzanine Fund, LP

By:	Strome Investment Management, LP
Its:	General Partner

By:	Strome Group, Inc.
Its:	General Partner

By:	/s/ Mark E. Strome
Name:	Mark E. Strome
Its:	President

Strome Mezzanine Fund II, LP

By:	Strome Investment Management, LP
Its:	General Partner

By:	Strome Group, Inc.
Its:	General Partner

By:	/s/ Mark E. Strome
Name:	Mark E. Strome
Its:	President